EXHIBIT 10.1

GARY L. PIERCE

AMENDMENT TO AGREEMENT

WITH

STEIN MART, INC.

This Amendment (this “Amendment”) entered into in the City of Jacksonville and State of Florida between Stein Mart, Inc., a Florida corporation and its divisions, subsidiaries and affiliates (the “Company”), and GARY L. PIERCE (“Executive”), is made as of May 5, 2014 (the “Effective Date”) and amends the Agreement between the Company and the Executive dated as of May 1, 2014 (the “Existing Agreement”).

In consideration of the promises and mutual covenants contained herein, the parties, intending to be legally bound, agree as follows:

1. Title, Powers and Responsibilities. Section 2(a) of the Existing Agreement is hereby modified to read in its entirety as follow:

(a) Title. Executive shall be an Executive Vice-President and Director of Stores of the Company or such other title as designated by the Chief Executive Officer or the Company’s Board of Directors. Executive shall assume those duties on the Commencement Date.

2. Ratification. Except as expressly modified by this Amendment, the Existing Agreement is hereby ratified and shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement effective as of the Effective Date.

STEIN MART, INC.	EXECUTIVE

/s/ D. HUNT HAWKINS	/S/ GARY L. PIERCE
Name: D. Hunt Hawkins Title: President and COO	Gary L. Pierce
Date: May 6, 2014	Date: May 6, 2014